                                   EXHIBIT 12
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                                              Year ended December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                           2000        1999        1998         1997        1996        1995
-------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $5,716      $3,426      $3,776       $3,762      $3,185      $2,354
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   3,418       2,794       2,240        1,788       1,686       2,492
         (2)  1/3 of rent                                     82         103          96           92          95          90
  (b)  Preferred dividends                                    65          85          97          157         183         129
                                                          ------      ------      ------       ------      ------      ------
  (c)  Adjusted earnings                                  $9,281      $6,408      $6,209       $5,799      $5,149      $5,065
                                                          ======      ======      ======       ======      ======      ======
Fixed charges and preferred dividends                     $3,565      $2,982      $2,433       $2,037      $1,964      $2,711
                                                          ======      ======      ======       ======      ======      ======
Adjusted earnings/fixed charges                             2.60 x      2.15 x      2.55 x       2.85 x      2.62 x      1.87 x
                                                          ======      ======      ======       ======      ======      ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                                              Year ended December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                           2000        1999        1998        1997       1996       1995
-------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $5,716      $3,426      $3,776      $3,762     $3,185     $2,354
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   3,418       2,794       2,240       1,788      1,686      2,492
         (2)  1/3 of rent                                     82         103          96          92         95         90
         (3)  Interest on deposits                         3,645       3,516       3,706       3,339      3,433      3,517
  (b)  Preferred dividends                                    65          85          97         157        183        129
                                                         -------      ------      ------      ------     ------     ------
  (c)  Adjusted earnings                                 $12,926      $9,924      $9,915      $9,138     $8,582     $8,582
                                                          ======      ======      ======       ======    ======     ======
Fixed charges and preferred dividends                     $7,210      $6,498      $6,139      $5,376     $5,397     $6,228
                                                          ======      ======      ======      ======     ======     ======
Adjusted earnings/fixed charges                             1.79 x      1.53 x      1.62 x      1.70 x     1.59 x     1.38 x
                                                          ======      ======      ======      ======     ======     ======

                                  EXHIBIT 12(b)
                        FLEETBOSTON FINANCIAL CORPORATION
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                                TO FIXED CHARGES

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                                                 Year ended December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                           2000        1999         1998         1997        1996        1995
-------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $5,716      $3,426      $3,776       $3,762      $3,185      $2,354
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   3,418       2,794       2,240        1,788       1,686       2,492
         (2)  1/3 of rent                                     82         103          96           92          95          90
                                                          ------      ------      ------       ------      ------      ------
  (b)  Adjusted earnings                                  $9,216      $6,323      $6,112       $5,642      $4,966      $4,936
                                                          ======      ======      ======       ======      ======      ======
Fixed charges                                             $3,500      $2,897      $2,336       $1,880      $1,781      $2,582
                                                          ======      ======      ======       ======      ======      ======
Adjusted earnings/fixed charges                             2.63 x      2.18 x      2.62 x       3.00 x      2.79 x      1.91 x
                                                          ======      ======      ======       ======      ======      ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                                                 Year ended December 31,
-------------------------------------------------------------------------------------------------------------------------------
                                                           2000        1999        1998         1997        1996        1995
-------------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes                              $5,716      $3,426      $3,776       $3,762      $3,185      $2,354
Adjustments:
  (a)  Fixed charges:
         (1)  Interest on borrowed funds                   3,418       2,794       2,240        1,788       1,686       2,492
         (2)  1/3 of rent                                     82         103          96           92          95          90
         (3)  Interest on deposits                         3,645       3,516       3,706        3,339       3,433       3,517
                                                         -------      ------      ------       ------      ------      ------
  (b)  Adjusted earnings                                 $12,861      $9,839      $9,818       $8,981      $8,399      $8,453
                                                         =======      ======      ======       ======      ======      ======
Fixed charges                                             $7,145      $6,413      $6,042       $5,219      $5,214      $6,099
                                                         =======      ======      ======       ======      ======      ======
Adjusted earnings/fixed charges                             1.80 x      1.53 x      1.62 x       1.72 x      1.61 x      1.39 x
                                                         =======      ======      ======       ======      ======      ======